EXHIBIT 10.1

SUBCONTRACT AGREEMENT

BETWEEN

FORT BERTHOLD DEVELOPMENT CORPORATION, INC.

AND

WORLD ENERGY SOLUTIONS, INC.

This Subcontract is entered into effective this 27th day of April, 2006, by and between   Fort Berthold Development Corporation (FBDC), a corporation (hereinafter  “GENERAL CONTRACTOR”) with offices at 20030 Century Boulevard, Germantown, MD and World Energy Solutions (WES), Inc., a corporation, with offices at 3900 31st Street North, St. Petersburg, Florida, 33714 (hereinafter “SUBCONTRACTOR”).

WITNESSETH:

WHEREAS, GENERAL CONTRACTOR has or is about to enter into a prime contract with the United States Department of Interior ("Owner"), for the Indefinite Delivery Indefinite Quantity Construction Contract at various locations within the Washington D.C. metropolitan area ("Project") and Nationwide in accordance with the terms and conditions of that certain contract further identified as 0406-CT-60704, (“Prime Contract”), and,

WHEREAS, GENERAL CONTRACTOR desires to secure certain professional services issued as Task Orders in connection with the Project and SUBCONTRACTOR represents that it possesses the unique, expert and professional qualifications and expertise to provide such services.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1

SCOPE OF WORK

The SUBCONTRACTOR shall provide all management, supervision, estimating, labor, materials, tools, and equipment necessary for the performance of minor construction, rehabilitation, alterations, and new construction for various locations and installations for work described in Task Orders issued by the GENERAL CONTRACTOR and accepted by the SUBCONTRACTOR.  SUBCONTRACT DOCUMENTS

This Subcontract consists of the following listed documents:

a)

Subcontract Agreement

b)

Subcontract General Conditions

                c)            Task Order Procedures

ARTICLE 2

INDEPENDENT CONTRACTOR

SUBCONTRACTOR is an independent contractor, and not an employee or agent of GENERAL CONTRACTOR or OWNER, and shall be responsible for its own work. The employees furnished by SUBCONTRACTOR to perform the work shall be deemed to be SUBCONTRACTOR employees exclusively and said employees shall be paid by the SUBCONTRACTOR for all services in this connection, and SUBCONTRACTOR shall be responsible for all obligations and reports covering Social Security, unemployment insurance, workers’ compensation, income tax and other reports and deductions required by any applicable State or Federal law.

ARTICLE 3

TERM OF SUBCONTRACT

This Subcontract shall be effective from April 28th, 2006, and continue until April 28th, 2007, unless terminated sooner in accordance with the applicable provisions of this Subcontract.  The term of this Subcontract may be extended by mutual agreement of the Parties.  Notwithstanding the foregoing, the Subcontract will remain in effect for Task Orders issued and accepted by the during the term of this subcontract until such time as the work under the Task Orders have been completed.

ARTICLE 4

COMPENSATION AND PAYMENT

For the full and complete performance of all of its obligations hereunder, SUBCONTRACTOR agrees to accept and GENERAL CONTRACTOR agrees to pay the sum defined in each Task Order issued and accepted, which sum includes all taxes, fees or other expenses which may be applicable.  Said sum shall be paid in periodic installments due to SUBCONTRACTOR with ten (10) days of receipt of such funds by GENERAL CONTRACTOR from Owner. SUBCONTRACTOR shall, upon request of GENERAL CONTRACTOR, furnish invoices, payroll reports, and such other documentation as GENERAL CONTRACTOR may need in order to make periodic payment requests. GENERAL CONTRACTOR shall promptly process SUBCONTRACTOR's invoices to Owner. To the extent that Owner holds retention from its payments to GENERAL CONTRACTOR, GENERAL CONTRACTOR may retain from each such periodic payment to SUBCONTRACTOR an equivalent amount. Such retentions shall become due and payable to SUBCONTRACTOR within ten (10) days after receipt by GENERAL CONTRACTOR, provided that SUBCONTRACTOR has fully performed all of its obligations hereunder. In the event that GENERAL CONTRACTOR is permitted to post a letter of credit, SUBCONTRACTOR shall be afforded the same opportunity.

ARTICLE 5

INDEMNIFICATION

Each party hereto agrees to fully protect, defend, indemnify and hold harmless the other party hereto and its affiliated companies, together with their respective officers, employees, and agents, from all claims, liabilities, and demands for injuries to or death of any person and for loss of  or damage to any property to the extent in any way arising out of or connected with the negligent acts or omissions of the indemnifying party.

Where any bodily injury or death, or any damage to or destruction of property, is the result of the joint or concurrent negligence of the parties, each party's duty of indemnification and defense shall be in proportion to its allocable share of such joint or concurrent negligence.

Neither party hereto, nor its affiliates, its subcontractors, or vendors of any tier, shall be liable to the other party or its affiliates in any action or claim for loss of profit, loss of product, loss of use or for indirect, consequential or special damages, EVEN IF CAUSED BY THE SOLE OR CONCURRENT NEGLIGENCE OF THE PARTY.

ARTICLE 6

INSURANCE

SUBCONTRACTOR shall at all times during the performance of this Agreement carry and maintain worker's compensation and employer's liability insurance covering all its employees, comprehensive or commercial general liability and property damage insurance, and automotive public liability and property damage insurance, in amounts required of GENERAL CONTRACTOR by the Prime Contract, save and except for Professional Liability Insurance. SUBCONTRACTOR shall furnish to GENERAL CONTRACTOR certificates from the insurance carrier showing that such insurance is in full force and effect and will not be canceled without thirty days written notice to GENERAL CONTRACTOR. If SUBCONTRACTOR shall at any time fail to provide any of the above required insurance, GENERAL CONTRACTOR may, at its option, provide the same and deduct the amounts of the premiums payable therefor from any moneys due under this Agreement.

ARTICLE 7

WARRANTY

SUBCONTRACTOR shall guarantee to the GENERAL CONTRACTOR the work performed hereunder against all defects in materials or workmanship for a period of one year from the date of completion of SUBCONTRACTOR's work. SUBCONTRACTOR makes no other warranties express or implied and ANY IMPLIED OR STATUTORY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OF MERCHANTABILITY ARE EXPRESSLY DISCLAIMED.

ARTICLE 8

CONFIDENTIALITY

Any and all reports, information, or data of whatever nature provided to, or prepared, generated, or assembled by SUBCONTRACTOR in connection with the performance of this Subcontract shall be treated as confidential and shall not be made available to any individual or organization outside the SUBCONTRACTOR without the prior, written approval of GENERAL CONTRACTOR.

ARTICLE 9

SUBCONTRACTING AND ASSIGNMENT

SUBCONTRACTOR shall not assign any interest in this Subcontract without the prior written consent of GENERAL CONTRACTOR, which consent shall not be unreasonably withheld.

ARTICLE 10

CONFLICT OF INTEREST

SUBCONTRACTOR covenants that is presently has no interest, and shall not have any interest, direct or indirect, which would conflict in any manner with the performance of services required under this Subcontract.

ARTICLE 11

INSPECTION AND AUDIT OR RECORDS

To the extent permitted by the Prime Contract SUBCONTRACTOR shall permit GENERAL CONTRACTOR and or Owner to inspect and audit all technical data and records of SUBCONTRACTOR relating to performance under this Subcontract.

ARTICLE 12

INCORPORATION OF PRIME CONTRACT

The subcontractor agrees to the extent applicable to the work to be performed by SUBCONTRACTOR under this Subcontract to comply with the provisions and clauses of the Prime Contract listed at Exhibit II.  Where appropriate the term Contracting Officer in the clauses shall mean GENERAL CONTRACTOR and Contractor shall mean SUBCONTRACTOR.

In the event of direct conflict between the Prime Contract, as defined above, and the provisions of this Subcontract, the provision of this Subcontract shall control.

ARTICLE 13

GOVERNING LAW

This Subcontract shall be governed by and construed under the laws of the State of Virginia.

ARTICLE 14

NO WAIVER

None of the provisions of this Subcontract shall be considered waived by either Party thereto unless such waiver is reduced to writing and signed by the Party to be charged. No such waiver shall be construed as a modification of any of the provisions of this Subcontract or as a waiver of any past or future default or breach hereof, except as expressly stated in such waiver.

ARTICLE 15

EXTENT OF AGREEMENT

This Subcontract, including any appendices, exhibits, and attachments hereto, constitutes the entire and integrated agreement between GENERAL CONTRACTOR and SUBCONTRACTOR and supersedes all prior negotiations, representations, or agreements, either written or oral. This Subcontract may be amended only written instrument signed by both GENERAL CONTRACTOR and SUBCONTRACTOR.

ARTICLE 16

SEVERABILITY

If any term, covenant, or condition of this Subcontract is held by a court of competent jurisdiction to be invalid, the remainder of this Subcontract shall remain in effect.

ARTICLE 17

NOTICES

All notices or other communications to either party by the other shall be deemed given when made in writing and personally delivered or mailed, postage paid, to:

GENERAL CONTRACTOR

Fort Berthold Development Corporation, Inc.

20030 Century Boulevard, Suite 101

Germantown, MD 20874

SUBCONTRACTOR:

World Energy Solutions, Inc.,

3900 31st Street North,

St. Petersburg, Florida, 33714

ARTICLE 18

LIMITATIONS OF LIABILITY

Liability Limitations. Without limiting SUBCONTRACTOR's obligations to the Owner under the Prime Contract, this Article shall apply notwithstanding any other provision of this AGREEMENT to the contrary:

NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER OR ITS AFFILIATES IN ANY ACTION OR CLAIM FOR BUSINESS INTERRUPTION, LOSS OF PROFIT, LOSS OF PRODUCT, LOSS OF USE, OR FOR INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE APPLICABLE EVEN IF THE LIABILITY ASSERTED IS BASED ON NEGLIGENCE (WHETHER ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY, AND REGARDLESS OF WHETHER THE ACTION OR CLAIM IS BASED IN CONTRACT, TORT, STATUTE OR OTHERWISE.

ANY LIMITATION ON OR EXCULPATION FROM LIABILITY AFFORDED A PARTY BY THIS AGREEMENT SHALL CONSTITUTE AN AGGREGATE LIMIT ON THE LIABILITY OF ONE PARTY TO THE OTHER AND ITS AFFILIATES, AND SHALL LIKEWISE LIMIT THE LIABILITY OF A PARTY'S AFFILIATES, SUBCONTRACTORS AND VENDORS OF ANY TIER, AND THEIR RESPECTIVE OFFICERS, AGENTS AND EMPLOYEES. FOR PURPOSES OF THIS ARTICLE, AN "AFFILIATE" OF A PARTY INCLUDES ANY PARENT, SUBSIDIARY OR AFFILIATED CORPORATION, PARTNERSHIP OR OTHER LEGAL ENTITY, AND ITS AND THEIR OFFICERS, AGENTS, EMPLOYEES AND INSURERS.

Except as expressly provided in this Article, there are no third-party beneficiaries of this Agreement. This Agreement does not create or confer any legal claim or cause of action in favor of any Party not a signatory to this Agreement and the obligations and legal duties imposed on any Party by this Agreement are owed exclusively to the other Party or Parties and are not owed to any Party not a signatory to this Agreement.

GENERAL CONTRACTOR and SUBCONTRACTOR shall each obtain endorsements on all insurance applicable to this project, which shall waive all rights of subrogation against the other party, their affiliates, and their other SUBCONTRACTORs and vendors of any tier.

IN WITNESS WHEREOF, the parties hereto have executed this Subcontract as of the day and year above written.

By

By

Name  James L. Gianniny

Name  Benjamin C. Croxton

Title  C.O.O.

Title  C.E.O.

Signature: /s/ Jamas L. Gianniny

 Signature: /s/ Benjamin C. Croxton

Fort Berthold Development Corporation, Inc.

World Energy Solutions, Inc.

SUBCONTRACT GENERAL CONDITIONS

1. Disputes

1.1  If a dispute arises out of or relates to this subcontract or the breach thereof, and if it cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Construction Industry Mediation Rules before resorting to arbitration.  Thereafter, any unresolved controversy or claim arising out of or relating to this contract or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules and judgment upon the Award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

1.2  The parties acknowledge that this contract evidences a transaction involving interstate commerce.  The United States Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this contract.

1.3  The arbitration proceedings shall be conducted at a to be determined location.

1.4  The governing law of this contract shall be that body of federal law that pertains to U.S. Government procurement and, to the extent that such law does not apply, the laws of the Commonwealth of Virginia, excluding any conflict of laws provision which would lead to the application of a different body of law.

1.5  The arbitration shall be conducted by a panel of three (3) arbitrators.  Each party will appoint an arbitrator and the two appointed arbitrators will agree to the third arbitrator. The decision of a majority of the arbitrators shall be reduced to writing; final and binding without the right of appeal.  Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

1.6  Consequential, punitive or other similar damages shall not be allowed.

2.  Limitation of Liability

2.1  This article shall apply notwithstanding any other provision of this agreement.

2.2  Neither party hereto, nor its affiliates, its subcontractors, or vendors of any tier, shall be liable to the other party or its affiliates in any action or claim for loss of profit, loss of product, loss of use or for indirect, consequential or special damages, EVEN IF CAUSED BY THE SOLE OR CONCURRENT NEGLIGENCE, WHETHER ACTIVE OR PASSIVE, OF SUCH PARTY AND EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

2.3  ANY LIMITATION ON OR EXCULPATION FROM LIABILITY AFFORDED SUBCONTRACTOR BY THIS AGREEMENT SHALL BE APPLICABLE REGARDLESS OF WHETHER THE ACTION OR CLAIM IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE WHETHER SOLE OR CONCURRENT, ACTIVE OR PASSIVE), STATUTE, STRICT LIABILITY OR OTHERWISE, AND SHALL LIKEWISE LIMIT THE LIABILITY OF SUBCONTRACTOR ITS AFFILIATES, SUBCONTRACTORS AND VENDORS OF ANY TIER AND THEIR RESPECTIVE OFFICERS, AGENTS AND EMPLOYEES.  For purposes of this Article an “affiliate” of a party includes any parent, subsidiary or affiliated corporation, partnership or other legal entity, and its and their officers, agent, employees and insurers.

2.4  There are no third party beneficiaries of this Agreement and no third party may rely upon the obligation herein or upon the findings of any report produced hereby.  This Agreement does not create or confer any legal claim or cause of action in favor of any party not a signatory to this Agreement and the obligation and legal duties imposed on any party by this Agreement are owed exclusively to the other party or parties and are not owed to any party not a signatory to this Agreement.

TASK ORDER PROCEDURES

Task Orders shall contain the schedule, price and payment terms for the Services.  The Task Orders will refer to and be governed by the terms of this Agreement and shall become effective when the acknowledgment copy thereof is signed by a duly authorized officer of the SUBCONTRACTOR and returned to the GENERAL CONTRACTOR.  The scope of work (and related plans and specifications) may not be modified or amended, unless the changes are first agreed to in writing by GENERAL CONTRACTOR and SUBCONTRACTOR.

In the event of any disagreement between the parties regarding Task Order requirements and/or the SUBCONTRACTOR's proposal therefore, the parties will negotiate a resolution.  In the event that the urgency of the program requires that the SUBCONTRACTOR start work prior to submission of a Task Order proposal or resolution of any disagreement resulting from a proposal to the GENERAL CONTRACTOR, GENERAL CONTRACTOR may advise SUBCONTRACTOR in writing to proceed with the Task Order workscope.  In such case, costs incurred by SUBCONTRACTOR which are necessary to comply with the urgency of the work specified, are allowed to the extent that such costs would have been allowable if incurred after Task Order proposal agreement by the parties, up to the GENERAL CONTRACTOR’s authorized funding amount provided within the authorization to proceed.

Upon agreement by the parties to a Task Order, GENERAL CONTRACTOR and SUBCONTRACTOR shall indicate their acceptance thereof by executing the Task Order where indicated and retaining a copy of same for their records.  The standard Task Order format is included as Attachment A to this Exhibit.

The work to be performed under this Subcontract is described in general terms in the Statement of Work (SOW) contained in the Subcontract.  Individual Task Orders reflecting the definitive scope of work and mutually agreed terms and price shall be issued by the GENERAL CONTRACTOR.  GENERAL CONTRACTOR's Subcontracts Representative is the only individual authorized to issue such Task Orders under this Subcontract.

Task Order procedures will follow the following steps:

1)

The GENERAL CONTRACTOR’s subcontract representative will issue a RFP to the SUBCONTRACTOR.  The RFP will contain the scope of work, any special terms, performance period or completion date.

2)

The SUBCONTRACTOR will respond to the RFP with a proposal noting any exceptions or requirements.

3)

After receipt of the proposal by the GENERAL CONTRACTOR the Parties will negotiate and agree to terms and price of Task Order.

4)

After negotiations are complete GENERAL CONTRACTOR will issue Task Order reflecting the negotiated agreement and SUBCONTRACTOR will acknowledge. Task orders shall be issued against the Subcontract in writing, dated and identified with a number on a "Task Order Form".  Each Task Order shall identify the work to be accomplished, the completion date and the required deliverables due upon completion.  Each Task Order shall be signed by the GENERAL CONTRACTOR's authorized representative.